Investor Relations - Chris Koegel, (617) 897-4574
For Immediate Release	Media Relations - Jeff Mochal, (704) 733-3589
investor.lpl.com/contactus.cfm
LPL Financial Announces Fourth Quarter and Full Year 2020 Results

Fourth Quarter 2020 Key Financial Results
•Earnings per share ("EPS") was $1.38, and Net Income was $112 million.
◦Gross Profit** was $534 million.
◦Core G&A** was $252 million.
◦EBITDA** was $217 million and EBITDA** as a percentage of Gross Profit** was 41%.
•EPS Prior to Amortization of Intangible Assets** was $1.53.

Fourth Quarter 2020 Key Business Results
•Total Advisory and Brokerage Assets increased 18% year-over-year to $903 billion.
◦Advisory assets increased by 26% year-over-year to $461 billion.
◦Advisory assets as a percentage of total assets increased to 51.1%, up from 47.8% a year ago.
•Total organic net new assets(1) were an inflow of $17.8 billion, translating to an 8.8% annualized growth rate.
◦Total organic net new asset annualized growth rate was 7.4% in October, 7.3% in November and 10.8% in December.
◦Organic net new advisory assets were an inflow of $15.9 billion, translating to a 15.6% annualized growth rate.
◦Organic net new brokerage assets were an inflow of $1.9 billion, translating to a 1.9% annualized growth rate.
•Acquired net new assets were $4.0 billion, of which $2.5 billion was advisory and $1.5 billion was brokerage.
◦Acquired net new assets were from Lucia Securities and E.K. Riley as we completed the onboarding of these two acquisitions during the quarter.
•Recruited Assets(2) were $10.8 billion, contributing to a trailing twelve-month total of $40.9 billion, up 17% year-over-year.
◦Advisor count(3) was 17,287, up 119 from Q3 2020 and 823 year-over-year.
•Total client cash balances were $48.9 billion, up $2.3 billion, or 5% sequentially.
◦Client cash balances as a percentage of total assets were 5.4%.

Fourth Quarter 2020 Key Capital Results
•Dividends were $20 million.
•Cash available for corporate use was $280 million.
•Credit Agreement Net Leverage Ratio(4) was 2.16x.

Full Year 2020 Key Performance Indicators
•EPS was $5.86, and Net Income was $473 million.
◦Gross Profit** was $2,103 million.
◦Core G&A** was $925 million.
◦EBITDA** was $909 million and EBITDA** as a percentage of Gross Profit** was 43%.
•EPS Prior to Amortization of Intangible Assets** was $6.46.
•Total organic net new assets were $56.2 billion, translating to a 7.4% growth rate, up from 5.3% in 2019.
◦Full-year production retention rate was 97.7%, up from 96.5% a year ago.
•Dividends were $79 million.

Key Updates
•2020 Core G&A** was $925 million, which translates to a 6.5% growth rate year-over-year and within our outlook range of $915 to $940 million.
•Established 2021 Core G&A** outlook range of ~5.5% to 8% prior to expenses from Waddell & Reed, or $975 to $1,000 million.
•Signed an agreement to acquire Waddell & Reed’s wealth management business for $300 million, a firm with over 900 advisors and ~$70 billion of client assets as of December 31, 2020.
◦To date, Waddell & Reed advisors serving ~80% of client assets have already committed to join LPL following the close of the transaction, and we are encouraged by our ongoing progress.

SAN DIEGO - February 4, 2021 — LPL Financial Holdings Inc. (Nasdaq: LPLA) (the “Company”) today announced results for its fourth quarter ended December 31, 2020, reporting net income of $112 million, or $1.38 per share. This compares with $127 million, or $1.53 per share, in the fourth quarter of 2019 and $104 million, or $1.29 per share, in the prior quarter.

"Throughout 2020, we remained focused on our mission of taking care of our advisors, so they can take care of their clients,” said Dan Arnold, President and CEO. "This focus led us to enhance our capabilities, service, and technology, which increased the appeal of our model and contributed to new highs for total assets and organic growth. As we look ahead, we aim to continue investing in our model and increasing our market share within the advisor-centered marketplace."

“Looking at 2020, we are proud of what we accomplished within our framework to drive shareholder value,” said Matt Audette, CFO. “We continued to invest through a volatile environment while staying disciplined on expenses, closed on three M&A transactions, reached an agreement to acquire Waddell & Reed's wealth management business, and delivered the highest organic net new assets in our history. Going forward, our business momentum and financial strength position us well to continue creating long-term shareholder value.”
Dividend Declaration
The Company's Board of Directors declared a $0.25 per share dividend to be paid on March 30, 2021 to all stockholders of record as of March 16, 2021.
Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. EDT on Thursday, February 4. To listen, call 877-677-9122 (domestic) or 708-290-1401 (international); passcode 9671648, or visit investor.lpl.com (webcast). Replays will be available by phone and on investor.lpl.com beginning two hours after the call and until February 11 and February 25, respectively. For telephonic replay, call 855-859-2056 (domestic) or 404-537-3406 (international); passcode 9671648.
About LPL Financial
LPL Financial is a leader in the retail financial advice market, the nation’s largest independent broker-dealer+ and a leading custodian (or provider of custodial services) to RIAs. We serve independent financial advisors and financial institutions, providing them with the technology, research, clearing and compliance services, and practice management programs they need to create and grow their practices. LPL enables them to provide objective guidance to millions of American families seeking wealth management, retirement planning, financial planning and asset management solutions. LPL.com
+Based on total revenues, Financial Planning magazine June 1996-2020.
Securities and advisory services offered through LPL Financial LLC, a registered investment advisor. Member FINRA/SIPC. Throughout this communication, the terms “financial advisors” and “advisors” are used to refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial LLC. We routinely disclose information that may be important to shareholders in the “Investor Relations” or “Press Releases” section of our website.

**Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use this information to analyze the Company’s current performance, prospects and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP financial measures and metrics discussed below are appropriate for evaluating the performance of the Company.
EPS Prior to Amortization of Intangible Assets is defined as GAAP EPS plus the per share impact of amortization of intangible assets. The per share impact is calculated as amortization of intangible assets expense, net of applicable tax benefit, divided by the number of shares outstanding for the applicable period. The Company presents EPS Prior to Amortization of Intangible Assets because management believes that the metric can provide investors with useful insight into the Company’s core operating performance by excluding non-cash items that management does not believe impact the Company’s ongoing operations. EPS Prior to Amortization of Intangible Assets is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to GAAP EPS or any other performance measure derived in accordance with GAAP. For a reconciliation of EPS Prior to Amortization of Intangible Assets to GAAP EPS, please see footnote 38 on page 19 of this release.
Gross Profit is calculated as total net revenues, which were $1,581 million for the three months ended December 31, 2020, less advisory and commission expenses and brokerage, clearing and exchange fees, which were $1,030 million and $18 million, respectively for the three months ended December 31, 2020. All other expense categories, including depreciation and amortization of fixed assets and amortization of intangible assets, are considered general and administrative in nature. Because the Company’s Gross Profit amounts do not include any depreciation and amortization expense, the Company considers Gross Profit to be a non-GAAP financial measure that may not be comparable to similar measures used by others in its industry. Management believes that Gross Profit can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature. For a calculation of Gross Profit, please see footnote 6 on page 16 of this release.
Core G&A consists of total operating expenses, which were $1,410 million for the three months ended December 31, 2020, excluding the following expenses: advisory and commission, regulatory charges, promotional, employee share-based compensation, depreciation and amortization, amortization of intangible assets, and brokerage, clearing and exchange. Management presents Core G&A because it believes Core G&A reflects the corporate operating expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as advisory and commission expenses, or which management views as promotional expense necessary to support advisor growth and retention, including conferences and transition assistance. Core G&A is not a measure of the Company’s total operating expenses as calculated in accordance with GAAP. For a reconciliation of Core G&A to the Company’s total operating expenses, please see footnote 10 on page 17 of this release. The Company does not provide an outlook for its total operating expenses because it contains expense components, such as advisory and commission expenses, that are market-driven and over which the Company cannot exercise control. Accordingly a reconciliation of the Company’s outlook for Core G&A to an outlook for total operating expenses cannot be made available without unreasonable effort.
EBITDA is defined as net income plus interest and other expense, income tax expense, depreciation and amortization, and amortization of intangible assets. The Company presents EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s EBITDA can differ significantly from EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments. For a reconciliation of EBITDA to net income, please see footnote 27 on page 18 of this release.
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net Income (as defined in the Credit Agreement) plus interest expense, tax expense, depreciation and amortization, and amortization of intangible assets, and is further adjusted to exclude certain non-cash charges and other adjustments, including unusual or non-recurring charges and gains, and to include future expected cost savings, operating expense reductions or other synergies from certain transactions. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s calculation of Credit Agreement EBITDA can differ significantly from adjusted EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, capital investments, and types of adjustments made by such companies. For a reconciliation of Credit Agreement EBITDA to net income, please see footnote 27 on page 18 of this release.
Forward-Looking Statements
Statements in this press release regarding the Company's future financial and operating results, growth, priorities and business strategies, including forecasts and statements relating to future expenses (including 2020 Core G&A** outlook), future capabilities, future advisor service experience, future investments and capital deployment, long-term shareholder value and the planned acquisition of Waddell & Reed's wealth management business, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company's historical performance and its plans, estimates and expectations as of February 4, 2021. Forward-looking statements are not guarantees that the future results, plans, intentions or expectations expressed or implied will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause actual financial or operating results, levels of activity or the timing of events to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: changes in general economic and financial market conditions, including retail investor sentiment; changes in interest rates and fees payable by banks participating in the Company's client cash programs; the Company's strategy and success in managing client cash program fees; changes in the growth and profitability of the Company's fee-based business; fluctuations in the levels of advisory and brokerage assets, including net new assets, and the related impact on revenue; the effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions; whether the retail investors served by newly-recruited advisors choose to move their respective assets to new accounts at the Company; the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by federal and state regulators and self-regulatory organizations and the implementation of Regulation BI (Best Interest); the costs of settling and remediating issues related to regulatory matters or legal proceedings, including actual costs of reimbursing customers for losses in excess of our reserves; changes made to the Company’s services and pricing, and the effect that such changes may have on the Company’s gross profit streams and costs; the execution of the Company's plans and its success in realizing the synergies, expense savings, service improvements and efficiencies expected to result from its initiatives, acquisitions and programs; the effects of the COVID-19 pandemic; the successful onboarding of advisors and client assets in connection with the acquisition of Waddell & Reed's wealth management business; and the other factors set forth in Part I, “Item 1A. Risk Factors” in the Company's 2019 Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or other filings with the Securities and Exchange Commission. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, even if its estimates change, and you should not rely on statements contained herein as representing the Company's views as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,			Years Ended December 31,
	2020	2019	% Change	2020	2019	% Change
REVENUES
Advisory	$638,181	$533,259	20%	$2,327,519	$1,982,869	17%
Commission	503,020	476,920	5%	1,906,560	1,892,407	1%
Asset-based	258,393	288,925	(11%)	1,044,517	1,165,979	(10%)
Transaction and fee	129,750	118,291	10%	506,071	480,328	5%
Interest income, net of interest expense	6,707	10,966	(39%)	29,412	46,508	(37%)
Other	45,232	19,534	n/m	57,561	56,765	n/m
Total net revenues	1,581,283	1,447,895	9%	5,871,640	5,624,856	4%
EXPENSES
Advisory and commission	1,029,739	893,831	15%	3,697,147	3,388,186	9%
Compensation and benefits	167,864	149,128	13%	609,257	556,128	10%
Promotional	48,342	51,050	(5%)	208,250	205,537	1%
Depreciation and amortization	28,650	25,663	12%	109,732	95,779	15%
Amortization of intangible assets	17,270	16,631	4%	67,358	65,334	3%
Occupancy and equipment	41,903	35,320	19%	166,389	136,163	22%
Professional services	16,541	17,772	(7%)	57,067	73,887	(23%)
Brokerage, clearing and exchange	17,762	15,927	12%	71,185	64,445	10%
Communications and data processing	14,656	12,465	18%	52,399	49,859	5%
Other	27,744	30,569	(9%)	101,018	114,546	(12%)
Total operating expenses	1,410,471	1,248,356	13%	5,139,802	4,749,864	8%
Non-operating interest expense and other	24,979	31,384	(20%)	105,765	130,001	(19%)
Loss on extinguishment of debt	—	3,156	n/m	—	3,156	n/m
INCOME BEFORE PROVISION FOR INCOME TAXES	145,833	164,999	(12%)	626,073	741,835	(16%)
PROVISION FOR INCOME TAXES	34,285	38,323	(11%)	153,433	181,955	(16%)
NET INCOME	$111,548	$126,676	(12%)	$472,640	$559,880	(16%)
EARNINGS PER SHARE
Earnings per share, basic	$1.41	$1.57	(10%)	$5.96	$6.78	(12%)
Earnings per share, diluted	$1.38	$1.53	(10%)	$5.86	$6.62	(11%)
Weighted-average shares outstanding, basic	79,353	80,701	(2%)	79,244	82,552	(4%)
Weighted-average shares outstanding, diluted	80,904	82,695	(2%)	80,702	84,624	(5%)

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income Trend
(In thousands, except per share data)
(Unaudited)

	Quarterly Results
	Q4 2020	Q3 2020	Q2 2020
REVENUES
Advisory	$638,181	$586,941	$523,370
Commission	503,020	472,643	427,453
Asset-based	258,393	253,551	247,067
Transaction and fee	129,750	119,747	119,478
Interest income, net of interest expense	6,707	6,623	6,540
Other	45,232	20,796	42,751
Total net revenues	1,581,283	1,460,301	1,366,659
EXPENSES
Advisory and commission	1,029,739	936,766	859,847
Compensation and benefits	167,864	151,271	143,320
Promotional	48,342	57,970	44,540
Depreciation and amortization	28,650	27,548	26,890
Amortization of intangible assets	17,270	16,829	16,689
Occupancy and equipment	41,903	41,874	43,066
Professional services	16,541	12,301	13,620
Brokerage, clearing and exchange expense	17,762	17,834	18,565
Communications and data processing	14,656	12,547	14,361
Other	27,744	24,852	22,194
Total operating expenses	1,410,471	1,299,792	1,203,092
Non-operating interest expense and other	24,979	25,179	26,289
INCOME BEFORE PROVISION FOR INCOME TAXES	145,833	135,330	137,278
PROVISION FOR INCOME TAXES	34,285	31,541	35,616
NET INCOME	$111,548	$103,789	$101,662
EARNINGS PER SHARE
Earnings per share, basic	$1.41	$1.31	$1.29
Earnings per share, diluted	$1.38	$1.29	$1.27
Weighted-average shares outstanding, basic	79,353	79,176	78,940
Weighted-average shares outstanding, diluted	80,904	80,550	80,127

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Financial Condition
(In thousands, except share data)
(Unaudited)

	December 31, 2020	September 30, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$808,612	$800,799	$590,209
Cash segregated under federal and other regulations	923,158	667,121	822,697
Restricted cash	67,264	75,295	58,872
Receivables from:
Clients, net of allowance	405,106	424,131	433,986
Product sponsors, broker-dealers and clearing organizations	233,192	205,508	177,654
Advisor loans, net of allowance	547,372	509,124	441,743
Others, net of allowance	306,640	306,952	298,790
Securities owned:
Trading — at fair value	29,252	28,215	46,447
Held-to-maturity — at amortized cost	13,235	13,058	11,806
Securities borrowed	30,130	23,510	17,684
Fixed assets, net of accumulated depreciation and amortization	582,868	570,592	533,044
Operating lease assets	101,921	99,565	102,477
Goodwill	1,513,866	1,503,648	1,503,648
Intangible assets, net of accumulated amortization	397,486	409,427	439,838
Deferred income taxes, net	24,112	744	—
Other assets	539,357	453,038	401,343
Total assets	$6,523,571	$6,090,727	$5,880,238
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Drafts payable	$178,403	$176,916	$218,636
Payables to clients	1,356,083	1,153,014	1,058,873
Payables to broker-dealers and clearing organizations	89,743	84,405	92,002
Accrued advisory and commission expenses payable	187,040	175,278	174,330
Accounts payable and accrued liabilities	681,554	586,432	557,969
Income taxes payable	28,145	14,619	20,129
Unearned revenue	95,328	99,694	82,842
Securities sold, but not yet purchased — at fair value	206	337	176
Long-term and other borrowings, net	2,345,414	2,347,517	2,398,818
Operating lease liabilities	139,377	137,569	141,900
Finance lease liabilities	107,424	107,498	108,592
Deferred income taxes, net	—	—	2,098
Total liabilities	5,208,717	4,883,279	4,856,365
STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value; 600,000,000 shares authorized; 127,585,764 shares issued at December 31, 2020 and 126,494,028 shares issued at December 31, 2019	127	127	126
Additional paid-in capital	1,762,770	1,748,310	1,703,973
Treasury stock, at cost — 48,115,037 shares at December 31, 2020 and 46,259,989 shares at December 31, 2019	(2,391,062)	(2,391,449)	(2,234,793)
Retained earnings	1,943,019	1,850,460	1,554,567
Total stockholders’ equity	1,314,854	1,207,448	1,023,873
Total liabilities and stockholders’ equity	$6,523,571	$6,090,727	$5,880,238

LPL Financial Holdings Inc.
Management's Statements of Operations(5)
(In thousands, except per share data)
(Unaudited)
Certain information presented on pages 8-15 of this release is presented as reviewed by the Company’s management and includes information derived from the Company’s Unaudited Condensed Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" that begins on page 3 of this release.

	Quarterly Results
	Q4 2020	Q3 2020	% Change	Q4 2019	% Change
Gross Profit(6)
Advisory	$638,181	$586,941	9%	$533,259	20%
Sales-based commissions	202,504	180,357	12%	193,980	4%
Trailing commissions	300,516	292,286	3%	282,940	6%
Advisory and commission fees	1,141,201	1,059,584	8%	1,010,179	13%
Production based payout(7)	(987,882)	(917,831)	8%	(876,654)	13%
Advisory and commission fees, net of payout	153,319	141,753	8%	133,525	15%
Client cash	105,019	108,705	(3%)	155,322	(32%)
Other asset-based(8)	153,374	144,846	6%	133,603	15%
Transaction and fee	129,750	119,747	8%	118,291	10%
Interest income and other, net(9)	10,082	8,484	19%	13,323	(24%)
Total net advisory and commission fees and attachment revenue	551,544	523,535	5%	554,064	—%
Brokerage, clearing and exchange expense	(17,762)	(17,834)	—%	(15,927)	12%
Gross Profit(6)	533,782	505,701	6%	538,137	(1%)

G&A Expense
Core G&A(10)	252,391	227,099	11%	230,182	10%
Regulatory charges	8,775	8,326	n/m	7,893	n/m
Promotional	48,342	57,970	(17%)	51,050	(5%)
Employee share-based compensation	7,542	7,420	2%	7,179	5%
Total G&A	317,050	300,815	5%	296,304	7%
EBITDA(5)	216,732	204,886	6%	241,833	(10%)
Depreciation and amortization	28,650	27,548	4%	25,663	12%
Amortization of intangible assets	17,270	16,829	3%	16,631	4%
Non-operating interest expense and other	24,979	25,179	(1%)	31,384	(20%)
Loss on extinguishment of debt	—	—	n/m	3,156	n/m
INCOME BEFORE PROVISION FOR INCOME TAXES	145,833	135,330	8%	164,999	(12%)
PROVISION FOR INCOME TAXES	34,285	31,541	9%	38,323	(11%)
NET INCOME	$111,548	$103,789	7%	$126,676	(12%)
Earnings per share, diluted	$1.38	$1.29	7%	$1.53	(10%)
Weighted-average shares outstanding, diluted	80,904	80,550	—%	82,695	(2%)
EPS Prior to Amortization of Intangible Assets(5)(38)	$1.53	$1.44	6%	$1.68	(9%)

LPL Financial Holdings Inc.
Management's Statements of Operations Trend(5)
(In thousands, except per share data)
(Unaudited)

	Quarterly Results
	Q4 2020	Q3 2020	Q2 2020
Gross Profit(6)
Advisory	$638,181	$586,941	$523,370
Sales-based commissions	202,504	180,357	159,512
Trailing commissions	300,516	292,286	267,941
Advisory and commission fees	1,141,201	1,059,584	950,823
Production based payout(7)	(987,882)	(917,831)	(819,953)
Advisory and commission fees, net of payout	153,319	141,753	130,870
Client cash	105,019	108,705	116,266
Other asset-based(8)	153,374	144,846	130,801
Transaction and fee	129,750	119,747	119,478
Interest income and other, net(9)	10,082	8,484	9,397
Total net advisory and commission fees and attachment revenue	551,544	523,535	506,812
Brokerage, clearing and exchange expense	(17,762)	(17,834)	(18,565)
Gross Profit(6)	533,782	505,701	488,247

G&A Expense
Core G&A(10)	252,391	227,099	222,406
Regulatory charges	8,775	8,326	6,115
Promotional	48,342	57,970	44,540
Employee share-based compensation	7,542	7,420	8,040
Total G&A	317,050	300,815	281,101
EBITDA(5)	216,732	204,886	207,146
Depreciation and amortization	28,650	27,548	26,890
Amortization of intangible assets	17,270	16,829	16,689
Non-operating interest expense and other	24,979	25,179	26,289
INCOME BEFORE PROVISION FOR INCOME TAXES	145,833	135,330	137,278
PROVISION FOR INCOME TAXES	34,285	31,541	35,616
NET INCOME	$111,548	$103,789	$101,662
Earnings per share, diluted	$1.38	$1.29	$1.27
Weighted-average shares outstanding, diluted	80,904	80,550	80,127
EPS Prior to Amortization of Intangible Assets(5)(38)	$1.53	$1.44	$1.42

LPL Financial Holdings Inc.
Operating Metrics(5)
(Dollars in billions, except where noted)
(Unaudited)

	Q4 2020	Q3 2020	Change	Q4 2019	Change
Market Drivers
S&P 500 Index (end of period)	3,756	3,363	12%	3,231	16%
Fed Funds Daily Effective Rate (FFER) (average bps)	9	9	—bps	165	(156bps)

Assets
Advisory Assets(11)	$461.2	$405.9	14%	$365.8	26%
Brokerage Assets(12)	441.9	404.4	9%	398.6	11%
Total Advisory and Brokerage Assets	$903.1	$810.4	11%	$764.4	18%
Advisory % of Total Advisory and Brokerage Assets	51.1%	50.1%	100bps	47.8%	330bps

Assets by Platform
Corporate Platform Advisory Assets(13)	$291.9	$253.9	15%	$228.3	28%
Hybrid Platform Advisory Assets(14)	169.3	152.0	11%	137.5	23%
Brokerage Assets	441.9	404.4	9%	398.6	11%
Total Advisory and Brokerage Assets	$903.1	$810.4	11%	$764.4	18%

Centrally Managed Assets
Centrally Managed Assets(15)	$67.1	$59.0	14%	$52.4	28%
Centrally Managed % of Total Advisory Assets	14.6%	14.5%	10bps	14.3%	30bps

LPL Financial Holdings Inc.
Operating Metrics(5)
(Dollars in billions, except where noted)
(Unaudited)

	Q4 2020	Q3 2020	Change	Q4 2019	Change
Net New Assets (NNA)
Net New Advisory Assets(16)	$18.4	$10.4	n/m	$11.5	n/m
Net New Brokerage Assets(17)	3.4	0.7	n/m	1.0	n/m
Total Net New Assets	$21.8	$11.1	n/m	$12.5	n/m

Net New Assets (NNA) Prior to Acquisitions(18)
Net New Advisory Assets	$15.9	$10.4	n/m	$11.5	n/m
Net New Brokerage Assets	1.9	0.7	n/m	1.0	n/m
Total Net New Assets Prior to Acquisitions	$17.8	$11.1	n/m	$12.5	n/m

Net Brokerage to Advisory Conversions(19)	$2.6	$2.0	n/m	$1.9	n/m
Advisory NNA Annualized Growth Prior to Acquisitions(20)	15.6%	11.0%	n/m	13.7%	n/m
Total NNA Annualized Growth Prior to Acquisitions(20)	8.8%	5.8%	n/m	6.9%	n/m

Net New Advisory Assets
Corporate Platform Net New Advisory Assets(21)	$15.0	$7.8	n/m	$8.7	n/m
Hybrid Platform Net New Advisory Assets(22)	3.3	2.6	n/m	2.9	n/m
Total Net New Advisory Assets	$18.4	$10.4	n/m	$11.5	n/m
Centrally Managed Net New Advisory Assets(23)	$2.5	$1.9	n/m	$2.3	n/m

Client Cash Balances
Insured Cash Account Balances	$37.3	$34.7	7%	$24.4	53%
Deposit Cash Account Balances	8.2	8.0	2%	5.0	64%
Total Bank Sweep Balances	45.5	42.7	7%	29.4	55%
Money Market Account Cash Balances	1.5	1.5	—%	1.9	(21%)
Purchased Money Market Funds	1.9	2.3	(17%)	2.4	(21%)
Total Money Market Balances	3.3	3.9	(15%)	4.3	(23%)
Total Client Cash Balances	$48.9	$46.6	5%	$33.7	45%
Client Cash Balances % of Total Assets	5.4%	5.7%	(30bps)	4.4%	100bps

Client Cash Balance Average Fees(24)
Insured Cash Account Average Fee - bps	108	118	(10)	222	(114)
Deposit Cash Account Average Fee - bps	30	38	(8)	184	(154)
Money Market Account Average Fee - bps	5	9	(4)	69	(64)
Purchased Money Market Fund Average Fee - bps	13	20	n/m	29	n/m
Total Client Cash Balance Average Fee - bps	87	95	(8)	193	(106)

Net Buy (Sell) Activity(25)	$12.2	$9.3	n/m	$9.8	n/m

LPL Financial Holdings Inc.
Monthly Metrics(5)
(Dollars in billions, except where noted)
(Unaudited)

	December 2020	November 2020	Nov to December Change	October 2020	September 2020
Assets
Advisory Assets(11)	$461.2	$442.0	4.3%	$406.0	$405.9
Brokerage Assets(12)	441.9	431.3	2.5%	401.6	404.4
Total Advisory and Brokerage Assets	$903.1	$873.3	3.4%	$807.6	$810.4

Net New Assets (NNA)
Net New Advisory Assets(16)	$6.8	$5.8	n/m	$5.7	$4.4
Net New Brokerage Assets(17)	1.1	1.6	n/m	0.8	0.7
Total Net New Assets	$7.9	$7.4	n/m	$6.5	$5.1
Net Brokerage to Advisory Conversions(19)	$1.0	$0.7	n/m	$0.9	$0.7

Net New Assets (NNA) Prior to Acquisitions(18)
Net New Advisory Assets	$6.8	$4.2	n/m	$4.8	$4.4
Net New Brokerage Assets	1.1	0.7	n/m	0.2	0.7
Total Net New Assets Prior to Acquisitions	$7.9	$4.9	n/m	$5.0	$5.1

Client Cash Balances
Insured Cash Account Balances	$37.3	$36.1	3.3%	$36.0	$34.7
Deposit Cash Account Balances	8.2	8.3	(1.2%)	8.6	8.0
Total Bank Sweep Balances	45.5	44.5	2.2%	44.6	42.7
Money Market Account Cash Balances	1.5	1.5	—%	1.6	1.5
Purchased Money Market Funds	1.9	2.1	(9.5%)	2.2	2.3
Total Money Market Balances	3.3	3.6	(8.3%)	3.8	3.9
Total Client Cash Balances	$48.9	$48.1	1.7%	$48.3	$46.6

Net Buy (Sell) Activity(25)	$5.6	$4.2	n/m	$2.5	$2.9

Market Indices
S&P 500 Index (end of period)	3,756	3,622	3.7%	3,270	3,363
Fed Funds Effective Rate (average bps)	9	9	—bps	9	9

LPL Financial Holdings Inc.
Financial Measures(5)
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2020	Q3 2020	Change	Q4 2019	Change
Commission Revenue by Product
Annuities	$262,235	$250,823	5%	$244,249	7%
Mutual funds	153,330	146,788	4%	150,697	2%
Fixed income	24,395	16,731	46%	28,642	(15%)
Equities	31,231	30,283	3%	21,233	47%
Other	31,829	28,018	14%	32,099	(1%)
Total commission revenue	$503,020	$472,643	6%	$476,920	5%

Commission Revenue by Sales-based and Trailing Commission
Sales-based commissions
Annuities	$89,125	$81,475	9%	$86,141	3%
Mutual funds	36,715	33,871	8%	37,611	(2%)
Fixed income	24,395	16,731	46%	28,642	(15%)
Equities	31,231	30,283	3%	21,233	47%
Other	21,038	17,997	17%	20,353	3%
Total sales-based commissions	$202,504	$180,357	12%	$193,980	4%
Trailing commissions
Annuities	$173,110	$169,348	2%	$158,108	9%
Mutual funds	116,615	112,917	3%	113,086	3%
Other	10,791	10,021	8%	11,746	(8%)
Total trailing commissions	$300,516	$292,286	3%	$282,940	6%
Total commission revenue	$503,020	$472,643	6%	$476,920	5%

Payout Rate
Base Payout Rate	82.57%	82.97%	(40bps)	82.82%	(25bps)
Production Based Bonuses	3.99%	3.65%	34bps	3.96%	3bps
Total Payout Ratio	86.57%	86.62%	(5bps)	86.78%	(21bps)

LPL Financial Holdings Inc.
Capital Management Measures(5)
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2020		Q3 2020
Cash Available for Corporate Use(26)
Cash at Parent	$201,385		$162,035
Excess Cash at Broker-Dealer subsidiary per Credit Agreement	67,574		78,739
Other Available Cash	10,960		11,337
Total Cash Available for Corporate Use	$279,919		$252,111

Credit Agreement Net Leverage
Total Debt (does not include unamortized premium)	$2,359,300		$2,361,975
Cash Available	279,919		252,111
Credit Agreement Net Debt	$2,079,381		$2,109,864
Credit Agreement EBITDA (trailing twelve months)(27)	$961,225		$980,827
Credit Agreement Net Leverage Ratio	2.16	x	2.15	x

	December 31, 2020
Total Debt	Balance		Current Applicable Margin	Yield At Issuance	Interest Rate	Maturity
Revolving Credit Facility(a)	$—		ABR+25bps		—%	11/12/2024
Broker-Dealer Revolving Credit Facility(b)	—		FFR+125bps		—%	7/31/2024
Senior Secured Term Loan B	1,059,300		LIBOR+175 bps(c)		1.898%	11/12/2026
Senior Unsecured Notes(d)	500,000		5.75% Fixed	5.750%	5.750%	9/15/2025
Senior Unsecured Notes(d)	400,000	(e)	5.75% Fixed	5.115%	5.750%	9/15/2025
Senior Unsecured Notes(f)	400,000		4.625% Fixed	4.625%	4.625%	11/15/2027
Total / Weighted Average	$2,359,300				3.830%

(a)The Revolving Credit Facility is secured and has a borrowing capacity of $750 million.
(b)The Broker-Dealer Revolving Credit Facility is unsecured and at LPL Financial LLC, the Company’s broker-dealer subsidiary, and has a borrowing capacity of $300 million.
(c)The LIBOR rate option is one-month LIBOR rate and subject to an interest rate floor of 0 basis points.
(d)The Senior Unsecured Notes were issued in two separate transactions; $500 million in notes were issued in March 2017 at par; the remaining $400 million were issued in September 2017 and priced at 103% of the aggregate principal amount.
(e)Does not include unamortized premium of approximately $7.1 million as of December 31, 2020.
(f)The Senior Unsecured Notes were issued in November 2019 at par.

LPL Financial Holdings Inc.
Key Business and Financial Metrics(5)
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2020		Q3 2020		Change		Q4 2019		Change
Advisors
Advisors	17,287		17,168		1%		16,464		5%
Net New Advisors	119		195		n/m		115		n/m
Annualized advisory and commission fees per Advisor(28)	$265		$248		7%		$246		8%
Average Total Assets per Advisor ($ in millions)(29)	$52.2		$47.2		11%		$46.4		13%
Transition assistance loan amortization ($ in millions)(30)	$29.7		$30.4		(2%)		$26.1		14%
Total client accounts (in millions)	6.0		5.9		2%		5.7		5%

Employees - period end	4,756		4,658		2%		4,343		10%

Productivity Metrics
Advisory Revenue as a % of Corporate Advisory Assets(31)	1.02%		1.02%		—	bps	1.02%		—	bps
Gross Profit ROA(32)	26.8	bps	27.9	bps	(1.1	bps)	30.7	bps	(3.9	bps)
OPEX as a % of Advisory and Brokerage Assets(33)	17.5	bps	17.8	bps	(0.3	bps)	18.3	bps	(0.8	bps)
EBIT ROA(34)	9.3	bps	10.1	bps	(0.8	bps)	12.4	bps	(3.1	bps)
Production Retention Rate (YTD annualized)(35)	97.7%		98.1%		(40	bps)	96.5%		120	bps
Recurring Gross Profit Rate(36)	84.8%		86.1%		(130	bps)	85.9%		(110	bps)
EBITDA as a % of Gross Profit	40.6%		40.5%		10	bps	44.9%		(430	bps)

Capital Expenditure ($ in millions)	$43.6		$40.1		9%		$52.1		(16%)

Share Repurchases ($ in millions)	$—		$—		—%		$120.0		(100%)
Dividends ($ in millions)	19.8		19.8		—%		20.2		(2%)
Total Capital Allocated ($ in millions)	$19.8		$19.8		—%		$140.2		(86%)
Weighted-average Share Count, Diluted	80.9		80.6		—%		82.7		(2%)
Total Capital Allocated per Share(37)	$0.25		$0.25		—%		$1.70		(85%)

Endnote Disclosures
(1) In April 2020, the Company updated its definition of net new assets to include Dividends plus Interest, minus Advisory Fees. See FNs 16, 17, 21, 22 and 23.
(2) Represents the estimated total advisory and brokerage assets expected to transition to the Company's broker-dealer subsidiary, LPL Financial LLC ("LPL Financial"), associated with advisors who transferred their licenses to LPL Financial during the period. The estimate is based on prior business reported by the advisors, which has not been independently and fully verified by LPL Financial. The actual transition of assets to LPL Financial generally occurs over several quarters, including the initial quarter of the transition, and the actual amount transitioned may vary from the estimate.
(3) The terms “Financial Advisors” and “Advisors” refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial, an SEC registered broker-dealer and investment adviser. Q4 2020 advisor count included 32 advisors from the acquisition of E.K. Riley.
(4) Compliance with the Credit Agreement Net Leverage Ratio is only required under our revolving credit facility.
(5) Certain information presented on pages 8-15 includes non-GAAP financial measures and operational and performance metrics. For more information on non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures” that begins on page 3 of this release.
(6) Gross Profit is a non-GAAP financial measure. Please see a description of Gross Profit under "Non-GAAP Financial Measures" on page 3 of this release for additional information. Below is a calculation of Gross Profit for the periods presented (in millions):

	Q4 2020	Q3 2020	Q2 2020	Q4 2019
Total net revenues	$1,581	$1,460	$1,367	$1,448
Advisory and commission expense	1,030	937	860	894
Brokerage, clearing and exchange fees	18	18	19	16
Gross profit(+)	$534	$506	$488	$538

(+)    Balances may not foot due to rounding.
(7) Production based payout is an operating measure calculated as an advisory and commission expense less advisor deferred compensation expense. Below is a reconciliation of production based payout against the Company’s advisory and commission expense for the periods presented (in thousands):

	Q4 2020	Q3 2020	Q2 2020	Q4 2019
Production based payout	$987,882	$917,831	$819,953	$876,654
Advisor deferred compensation expense	41,857	18,935	39,894	17,177
Advisory and commission expense	$1,029,739	$936,766	$859,847	$893,831
(8) Consists of revenues from the Company's sponsorship programs with financial product manufacturers and omnibus processing and networking services, but does not include fees from client cash programs. Other asset-based revenues are a component of asset-based revenues and are derived from the Company's Unaudited Condensed Consolidated Statements of Income.
(9) Interest income and other, net is an operating measure calculated as interest income, net of interest expense plus other revenue, less advisor deferred compensation expense. Below is a reconciliation of interest income and other, net against the Company’s interest income, net of interest expense and other revenue for the periods presented (in thousands):

	Q4 2020	Q3 2020	Q2 2020	Q4 2019
Interest income, net of interest expense	$6,707	$6,623	$6,540	$10,966
Plus: Other revenue	45,232	20,796	42,751	19,534
Less: Advisor deferred compensation expense	(41,857)	(18,935)	(39,894)	(17,177)
Interest income and other, net	$10,082	$8,484	$9,397	$13,323

(10) Core G&A is a non-GAAP financial measure. Please see a description of Core G&A under “Non-GAAP Financial Measures” on page 3 of this release for additional information. Below is a reconciliation of Core G&A against the Company’s total operating expenses for the periods presented:

	Q4 2020	Q3 2020	Q2 2020	Q4 2019
Operating Expense Reconciliation (in thousands)
Core G&A	$252,391	$227,099	$222,406	$230,182
Regulatory charges	8,775	8,326	6,115	7,893
Promotional	48,342	57,970	44,540	51,050
Employee share-based compensation	7,542	7,420	8,040	7,179
Total G&A	317,050	300,815	281,101	296,304
Advisory and commission	1,029,739	936,766	859,847	893,831
Depreciation and amortization	28,650	27,548	26,890	25,663
Amortization of intangible assets	17,270	16,829	16,689	16,631
Brokerage, clearing and exchange	17,762	17,834	18,565	15,927
Total operating expenses	$1,410,471	$1,299,792	$1,203,092	$1,248,356
(11) Consists of total advisory assets under custody at LPL Financial. Q4 2019 also included advisory assets serviced by investment advisor representatives of Allen & Company of Florida, LLC ("Allen & Company") that were onboarded to LPL Financial's custodial platform in Q4 2019.
(12) Consists of brokerage assets serviced by advisors licensed with LPL Financial. Q4 2019 also included brokerage assets serviced by advisors licensed with Allen & Company that were onboarded to LPL Financial's custodial platform in Q4 2019.
(13) Consists of total assets on LPL Financial's corporate advisory platform serviced by investment advisor representatives of LPL Financial or Allen & Company.
(14) Consists of total assets on LPL Financial's independent advisory platform serviced by investment advisor representatives of separate registered investment advisor firms ("Hybrid RIAs"), rather than of LPL Financial.
(15) Represents those advisory assets in LPL Financial’s Model Wealth Portfolios, Optimum Market Portfolios, Personal Wealth Portfolios and Guided Wealth Portfolios platforms.
(16) Consists of total client deposits into advisory accounts, including advisory assets serviced by Allen & Company advisors, less total client withdrawals from advisory accounts, plus dividends, plus interest, minus advisory fees. The Company considers conversions from and to brokerage accounts as deposits and withdrawals, respectively. Figures for Net New Advisory Assets reported prior to April 2020 did not include dividends and interest or subtract advisory fees. The figure previously reported for Q4 2019 was an inflow of $9.6 billion. See FN 1.
(17) Consists of total client deposits into brokerage accounts, including brokerage assets serviced by Allen & Company advisors, less total client withdrawals from brokerage accounts, plus dividends, plus interest. The Company considers conversions from and to advisory accounts as deposits and withdrawals, respectively. Figures for Net New Brokerage Assets reported prior to April 2020 did not include dividends and interest. The figure previously reported for Q4 2019 was an outflow of $0.8 billion. See FN 1.
(18) Consists of net new assets excluding the acquisitions of Lucia Securities, LLC and E.K. Riley Investments, LLC. Acquired assets include $2.5 billion of net new assets related to E.K. Riley Investments, LLC in November 2020, and $1.5 billion of net new assets from Lucia Securities, LLC in October 2020.
(19) Consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage.
(20) Calculated as annualized current period net new assets divided by preceding period assets in their respective categories of advisory assets or total advisory and brokerage assets. (See FN 18)
(21) Consists of total client deposits into advisory accounts on LPL Financial's corporate advisory platform (FN 13) less total client withdrawals from advisory accounts on its corporate advisory platform, plus dividends, plus interest, minus advisory fees. Figures for Corporate Platform Net New Advisory Assets reported prior to April 2020 did not include dividends and interest or subtract advisory fees. The figure previously reported for Q4 2019 was an inflow of $7.5 billion. See FN 1.

(22) Consists of total client deposits into advisory accounts on LPL Financial's independent advisory platform (FN 14) less total client withdrawals from advisory accounts on its independent advisory platform, plus dividends, plus interest, minus advisory fees. Figures for Hybrid Platform Net New Advisory Assets reported prior to April 2020 did not include dividends and interest or subtract advisory fees. The figure previously reported for Q4 2019 was an inflow of $2.1 billion. See FN 1.
(23) Consists of total client deposits into centrally managed assets accounts (FN 15) less total client withdrawals from centrally managed assets accounts, plus dividends, plus interest, minus advisory fees. Figures for Centrally Managed Net New Advisory Assets reported prior to April 2020 did not include dividends and interest or subtract advisory fees. The figure previously reported for Q4 2019 was an inflow of $2.0 billion. See FN 1.
(24) Calculated by dividing revenue for the period by the average balance during the period.
(25) Represents the amount of securities purchased less the amount of securities sold in client accounts custodied with LPL Financial. Reported activity does not include any other cash activity, such as deposits, withdrawals, dividends received or fees paid.
(26) Consists of cash unrestricted by the Credit Agreement and other regulations available for operating, investing and financing uses.
(27) EBITDA and Credit Agreement EBITDA are non-GAAP financial measures. Please see a description of EBITDA and Credit Agreement EBITDA under “Non-GAAP Financial Measures” on page 3 of this release for additional information. Under the Credit Agreement, management calculates Credit Agreement EBITDA for a trailing twelve month period at the end of each fiscal quarter, and in doing so may make further adjustments to prior quarters. Below are reconciliations of EBITDA and Credit Agreement EBITDA to net income for the periods presented (dollars in thousands):

	Q4 2020	Q3 2020
EBITDA and Credit Agreement EBITDA Reconciliations
Net income	$472,640	$487,768
Non-operating interest expense and other	105,765	112,170
Provision for income taxes	153,433	157,471
Loss on extinguishment of debt	—	3,156
Depreciation and amortization	109,732	106,745
Amortization of intangible assets	67,358	66,719
EBITDA	$908,928	$934,029
Credit Agreement Adjustments:
Employee share-based compensation expense	$31,650	$31,287
Advisor share-based compensation expense	2,321	2,404
Other	18,326	13,107
Credit Agreement EBITDA (trailing twelve months)	$961,225	$980,827
(28) Calculated based on the average advisor count from the current period and prior period.
(29) Calculated based on the end-of-period total advisory and brokerage assets divided by end-of-period advisor count.
(30) Represents the amortization expense amount of forgivable loans for transition assistance to advisors and financial institutions.
(31) Represents advisory revenue as a percentage of Corporate Platform Advisory Assets (FN 13) for the trailing twelve month period.
(32) Represents Gross Profit (FN 6), a non-GAAP financial measure, for the trailing twelve month period, divided by average month-end total advisory and brokerage assets for the trailing twelve month period.
(33) Represents operating expenses for the trailing twelve month period, excluding production-related expense, divided by average month-end total advisory and brokerage assets for the period. Production-related expense includes commissions and advisory expense and brokerage, clearing and exchange expense. For purposes of this metric, operating expenses includes Core G&A (FN 10), a non-GAAP financial measure, as well as regulatory charges, promotional, employee share-based compensation, depreciation and amortization, and amortization of intangible assets.

(34) EBIT ROA is calculated as Gross Profit ROA (FN 32) less OPEX as a percentage of Total Advisory and Brokerage Assets. (See FN 33)
(35) Reflects retention of advisory and commission revenues, calculated by deducting the prior year production of the annualized year-to-date attrition rate, over the prior year total production.
(36) Recurring Gross Profit Rate refers to the percentage of the Company’s Gross Profit, a non-GAAP financial measure, that was recurring for the trailing twelve month period. Management tracks Recurring Gross Profit, a characterization of Gross Profit and a statistical measure, which is defined to include the Company’s revenues from asset-based fees, advisory fees, trailing commissions, client cash programs and certain other fees that are based upon client accounts and advisors, less the expenses associated with such revenues and certain other recurring expenses not specifically associated with a revenue line. Management allocates such other recurring expenses on a pro-rata basis against specific revenue lines at its discretion.
(37) Capital Allocated per Share equals the amount of capital allocated for share repurchases and cash dividends divided by the diluted weighted-average shares outstanding.
(38) EPS Prior to Amortization of Intangible Assets is a non-GAAP financial measure. Please see a description of EPS Prior to Amortization of Intangible Assets under “Non-GAAP Financial Measures” on page 3 of this release for additional information. Below is a reconciliation of EPS Prior to Amortization of Intangible Assets to the Company’s GAAP EPS for the periods presented:

EPS Reconciliation (in thousands, except per share data)	Q4 2020
EPS	$1.38
Amortization of Intangible Assets	17,270
Tax Benefit	(4,836)
Amortization of Intangible Assets Net of Tax Benefit	$12,434
Diluted Share Count	80,904
EPS Impact	$0.15
EPS Prior to Amortization of Intangible Assets	$1.53